At Qorvo		At the Financial Relations Board
Doug DeLieto	Mark Murphy	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-5797	336-678-7975	212-827-3772

FOR IMMEDIATE RELEASE

Qorvo® Announces Fiscal 2018 Third Quarter Financial Results

GREENSBORO, NC — January 31, 2018 — Qorvo® (Nasdaq:QRVO), a leading provider of innovative RF solutions that connect the world, today announced financial results for the Company’s fiscal 2018 third quarter, ended December 30, 2017. On a GAAP basis, revenue for Qorvo’s fiscal 2018 third quarter was $845.7 million, gross margin was 39.8%, operating income was $80.3 million, or 9.5% of sales, and loss per share was $0.26. On a non-GAAP basis, revenue for Qorvo’s fiscal 2018 third quarter was $844.8 million, gross margin was 48.0%, operating income was $254.3 million, or 30.1% of sales, and diluted earnings per share was $1.69.

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “Qorvo delivered an exceptional December quarter, highlighted by a strong ramp in support of our largest customer, robust growth in defense and IoT, and improved operating performance.  While near-term market demand has weakened in handsets, our longer-term outlook has improved on recent developments with mid/high-band PADs, Phase 6 design wins, and cellular IoT and other connectivity applications.”

Quarterly Highlights

▪	Delivered record IDP revenue of $202.7 million, up 20% year over year, led by strength in Defense and IoT

▪	Achieved record Smart Home revenue, up 30% year over year, and secured design wins in support of Samsung remote controls, HUMAX voice assistants, and CZ eldercare whole-home sensor solutions

▪	Sampled a custom mid/high-band PAD to an additional marquee smartphone customer

▪	Commenced production of next-generation RF Fusion™ for Phase 6 architectures, including mid/high-band and low-band integrated PAD modules

▪	Secured design wins for BAW-based band 1+3 quadplexers in support of the top four China-based smartphone OEMs

▪	Sampled the industry’s first RF front end module meeting 5G standalone and 5G non-standalone requirements to multiple mobile device customers and baseband chipset suppliers

▪	Selected by Qualcomm to supply automotive FEM for cellular-to-everything reference design, enabling vehicle connectivity

▪	Co-developed the industry’s smallest cellular IoT module with Nordic Semiconductor enabling global LTE-M/Narrowband IoT applications

▪	Honored by Huawei with 2017 Excellent Core Partner Award

Financial Commentary and Outlook

Mark Murphy, chief financial officer of Qorvo, said, “Our third quarter results exceeded guidance, driven by higher revenue, improved gross margin, and effective cost control.  We also achieved record free cash flow on strong operating performance and lower capital spend.  Our March quarter guide reflects weakness in the smartphone market, but with improved operating performance and new BAW-based product ramps, we expect continued margin expansion and free cash flow growth in fiscal 2019.”

Qorvo currently believes the demand environment in its end markets supports the following non-GAAP expectations for the March 2018 quarter:

•	Quarterly revenue in the range of $645 million to $665 million

•	Gross margin flat-to-up 50 basis points sequentially

•	Diluted earnings per share of $1.05 at the midpoint of guidance

Qorvo’s actual quarterly results may differ from these expectations and projections, and such differences may be material.

Selected Financial Information

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo for the periods indicated. See the more detailed financial information for Qorvo, including reconciliation of GAAP and non-GAAP financial information, attached.

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended December 30, 2017	For the quarter ended September 30, 2017	Change vs. Q2 FY 2018
Revenue	$845.7	$821.6	$24.1
Gross profit	$336.9	$321.0	$15.9
Gross margin	39.8%	39.1%	0.7	ppt
Operating expenses	$256.6	$271.5	$(14.9)
Operating income	$80.3	$49.6	$30.7
Net (loss) income	$(33.1)	$35.9	$(69.0)
Weighted average diluted shares	127.0	130.8	(3.8)
Diluted EPS	$(0.26)	$0.27	$(0.53)

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended December 30, 2017	For the quarter ended September 30, 2017	Change vs. Q2 FY 2018
Revenue	$844.8	$820.6	$24.2
Gross profit	$405.1	$388.7	$16.4
Gross margin	48.0%	47.4%	0.6	ppt
Operating expenses	$150.8	$158.2	$(7.4)
Operating income	$254.3	$230.5	$23.8
Net income	$220.2	$198.4	$21.8
Weighted average diluted shares	130.5	130.8	(0.3)
Diluted EPS	$1.69	$1.52	$0.17

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended December 30, 2017	For the quarter ended December 31, 2016	Change vs. Q3 FY 2017
Revenue	$845.7	$826.3	$19.4
Gross profit	$336.9	$310.6	$26.3
Gross margin	39.8%	37.6%	2.2	ppt
Operating expenses	$256.6	$249.2	$7.4
Operating income	$80.3	$61.4	$18.9
Net loss	$(33.1)	$(78.6)	$45.5
Weighted average diluted shares	127.0	126.9	0.1
Diluted EPS	$(0.26)	$(0.62)	$0.36

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended December 30, 2017	For the quarter ended December 31, 2016	Change vs. Q3 FY 2017
Revenue	$844.8	$825.4	$19.4
Gross profit	$405.1	$365.8	$39.3
Gross margin	48.0%	44.3%	3.7	ppt
Operating expenses	$150.8	$157.1	$(6.3)
Operating income	$254.3	$208.7	$45.6
Net income	$220.2	$177.3	$42.9
Weighted average diluted shares	130.5	131.5	(1.0)
Diluted EPS	$1.69	$1.35	$0.34
1Excludes stock-based compensation, amortization of intangibles, restructuring charges, intellectual property rights (IPR) litigation costs, acquisition and integration related costs, non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization, start-up costs, loss (gain) on assets, (gain) loss on investments, and an adjustment of income taxes.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP revenue, (ii) non-GAAP gross profit and gross margin, (iii) non-GAAP operating income and operating margin, (iv) non-GAAP net income, (v) non-GAAP net income per diluted share, (vi) non-GAAP operating expenses (research and development; selling, general and administrative), (vii) free cash flow, (viii) EBITDA, (ix) non-GAAP return on invested capital (ROIC), and (x) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables, attached, and the "Additional Selected Non-GAAP Financial Measures and Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and other operating expenses. Also, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and stock-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP revenue. Non-GAAP revenue excludes non-cash deferred royalty revenue. We believe that the exclusion of this non-cash adjustment to revenue provides management and investors a more effective means of evaluating our historical and projected performance.

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude stock-based compensation expense, amortization of intangible assets, non-cash deferred royalty revenue, non-cash prepaid royalty amortization, and certain non-cash expenses. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating Qorvo's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of Qorvo's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating Qorvo's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of stock-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally are outside the control of management. Moreover, we believe that the exclusion of stock-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to prior periods. We also believe that the adjustments to profit and margin related to non-cash deferred royalty revenue, non-cash prepaid royalty amortization, restructuring charges and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual revenue and actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin. Non-GAAP operating income and operating margin exclude stock-based compensation expense, amortization of intangible assets, restructuring charges, acquisition and integration related costs, intellectual property rights (IPR) litigation costs (settlement), loss (gain) on assets, start-up costs and certain non-cash expenses. We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that restructuring charges, acquisition and integration related costs, intellectual property rights (IPR) litigation costs (settlement), loss (gain) on assets, start-up costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of stock-based compensation expense, amortization of intangible assets, restructuring charges, acquisition and integration related costs, intellectual property rights (IPR) litigation costs (settlement), loss (gain) on assets, start-up costs, certain non-cash expenses, (gain) loss on investments and also reflect an adjustment of income taxes. The income tax adjustment primarily represents: the $95.9 million discrete tax expense related to the enactment of the new U.S. Tax Cuts and Jobs Act including, a provisional tax benefit of $43.6 million from the remeasurement of  U.S. deferred tax assets and liabilities and a provisional tax expense of $139.5 million from the one time deemed repatriation of  the historical foreign earnings; use of tax credit carryforwards; deferred tax expense not affecting taxes payable; tax deductible stock-based compensation expense in excess of GAAP stock-based compensation expense; and non-cash expense (benefit) related to uncertain tax positions.  We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP research and development and selling, general and administrative expenses. Non-GAAP research and development and selling, general and administrative expenses exclude stock-based compensation expense, amortization of intangible assets, acquisition and integration related costs, intellectual property rights (IPR) litigation costs (settlement) and certain non-cash expenses. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquisition and integration related costs and intellectual property rights (IPR) litigation costs (settlement) do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of an adjustment for income taxes (as described above), by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility and the principal balance of our senior unsecured notes. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

Forward-looking non-GAAP measures. Our earnings release contains forward-looking non-GAAP revenue, gross margin, income tax rate and diluted earnings per share. We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. GAAP revenue is expected to reconcile within $1.0 million of the quarterly forecasted non-GAAP revenue. We are unable to provide a reconciliation of the remaining forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures without unreasonable effort due to variability and difficulty in making accurate projections for items that would be required to be included in the GAAP measures, such as stock-based compensation, integration related costs, restructuring charges and the provision for income taxes. We believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP financial measures as an analytical tool compared to the most directly comparable GAAP financial measures are these non-GAAP financial measures (i) may not be comparable to similarly titled measures used by other companies in our industry, and (ii) exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 5:00 p.m. EST today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.qorvo.com (under “Investors”). A telephone playback of the conference call will be available approximately two hours after the call’s completion and can be accessed by dialing 719-457-0820 and using the passcode 6459429. The playback will be available through the close of business February 7, 2018.

About Qorvo

Qorvo (NASDAQ:QRVO) makes a better world possible by providing innovative RF solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage our unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things, and other emerging applications that expand the global framework interconnecting people, places and things. Visit www.qorvo.com to learn how Qorvo connects the world.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results, our dependence on a few large customers for a substantial portion of our revenue, a loss of revenue if contracts with the U.S. government or defense and aerospace contractors are canceled or delayed, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication and other facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties, our dependence on international sales and operations, our ability to attract and retain skilled personnel and develop leaders, the possibility that future acquisitions may dilute our stockholders' ownership and cause us to incur debt and assume contingent liabilities, fluctuations in the price of our common stock, our ability to protect our intellectual property, claims of intellectual property infringement and other lawsuits, security breaches and other similar disruptions compromising our information, and the impact of government and stringent environmental regulations. These and other risks and uncertainties, which are described in more detail in Qorvo's most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QRVO-F

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Revenue	$845,739	$826,347	$2,308,153	$2,389,582

Costs and expenses:
Cost of goods sold	508,812	515,705	1,413,827	1,485,666
Research and development	106,411	111,951	334,308	355,166
Selling, general and administrative	126,555	130,672	404,853	412,850
Other operating expense	23,641	6,638	53,110	23,385
Total costs and expenses	765,419	764,966	2,206,098	2,277,067

Income from operations	80,320	61,381	102,055	112,515
Interest expense	(16,338)	(14,464)	(43,387)	(45,205)
Other income (expense), net	1,458	(2,376)	2,156	(2,717)

Income before income taxes	$65,440	$44,541	$60,824	$64,593
Income tax expense	(98,522)	(123,179)	(88,611)	(137,059)

Net loss	$(33,082)	$(78,638)	$(27,787)	$(72,466)

Net loss per share, diluted	$(0.26)	$(0.62)	$(0.22)	$(0.57)

Weighted average outstanding diluted shares	127,034	126,852	127,084	127,313

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 30, 2017	September 30, 2017	December 31, 2016

GAAP operating income	$80,320	$49,564	$61,381
Stock-based compensation expense	13,715	23,458	16,655
Amortization of intangible assets	135,743	135,639	121,969
Restructuring charges	8,958	7,453	437
Acquisition and integration related costs	2,723	2,613	5,426
Start-up costs	5,415	7,129	2,207
Other (including loss on assets and other non-cash expenses)	7,397	4,685	604
Non-GAAP operating income	$254,271	$230,541	$208,679

GAAP net (loss) income	$(33,082)	$35,919	$(78,638)
Stock-based compensation expense	13,715	23,458	16,655
Amortization of intangible assets	135,743	135,639	121,969
Restructuring charges	8,958	7,453	437
Acquisition and integration related costs	2,723	2,613	5,426
Start-up costs	5,415	7,129	2,207
Other (including loss on assets and other non-cash expenses)	7,397	4,685	604
Loss (gain) on investments	282	(70)	720
Adjustment of income taxes	79,059	(18,443)	107,889

Non-GAAP net income	$220,210	$198,383	$177,269

GAAP weighted average outstanding diluted shares	127,034	130,778	126,852
Dilutive stock-based awards	3,422	—	4,616
Non-GAAP weighted average outstanding diluted shares	130,456	130,778	131,468

Non-GAAP net income per share, diluted	$1.69	$1.52	$1.35

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	December 30, 2017		September 30, 2017		December 31, 2016
GAAP gross profit/margin	$336,927	39.8%	$321,022	39.1%	$310,642	37.6%
Adjustment for intangible amortization	63,279	7.5%	63,279	7.7%	49,508	6.0%
Adjustment for stock-based compensation	4,546	0.5%	4,167	0.5%	5,179	0.6%
Other non-cash expenses	347	0.1%	279	—%	450	—%
Non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization ($970)	—	0.1%	—	0.1%	—	0.1%
Non-GAAP gross profit/margin	$405,099	48.0%	$388,747	47.4%	$365,779	44.3%

Three Months Ended
Non-GAAP Operating Income	December 30, 2017
(as a percentage of sales)

GAAP operating income	9.5%
Stock-based compensation expense	1.6%
Amortization of intangible assets	16.1%
Restructuring charges	1.1%
Acquisition and integration related costs	0.3%
Start-up costs	0.6%
Other (including loss on assets and other non-cash expenses)	0.9%
Non-GAAP operating income	30.1%

Three Months Ended
Free Cash Flow (1)	December 30, 2017
(in millions)

Net cash provided by operating activities	$270.1
Purchases of property and equipment	(45.5)
Free cash flow	$224.6

(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	December 30, 2017	September 30, 2017	December 31, 2016
GAAP research and development expense	$106,411	$111,398	$111,951
Less:
Stock-based compensation expense	5,091	5,573	6,284
Other non-cash expenses	388	295	680
Non-GAAP research and development expense	$100,932	$105,530	$104,987

	Three Months Ended
	December 30, 2017	September 30, 2017	December 31, 2016
GAAP selling, general and administrative expense	$126,555	$138,867	$130,672
Less:
Stock-based compensation expense	3,907	13,613	5,205
Amortization of intangible assets	72,463	72,360	72,461
Other non-cash expenses	290	217	893
Non-GAAP selling, general and administrative expense	$49,895	$52,677	$52,113

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 30, 2017	April 1, 2017
ASSETS
Current assets:
Cash and cash equivalents	$841,326	$545,463
Accounts receivable, net	448,848	357,948
Inventories	422,907	430,454
Other current assets	101,085	127,740
Total current assets	1,814,166	1,461,605

Property and equipment, net	1,417,141	1,391,932
Goodwill	2,173,889	2,173,914
Intangible assets, net	993,629	1,400,563
Long-term investments	62,756	35,494
Other non-current assets	65,066	58,815
Total assets	$6,526,647	$6,522,323

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$332,441	$386,830
Other current liabilities	52,077	31,998
Total current liabilities	384,518	418,828

Long-term debt	1,088,730	989,154
Deferred tax liabilities	58,879	131,511
Other long-term liabilities	173,442	86,108
Total liabilities	1,705,569	1,625,601

Stockholders’ equity	4,821,078	4,896,722

Total liabilities and stockholders’ equity	$6,526,647	$6,522,323